Exhibit 32.2


                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Applied DNA Sciences, Inc. (the "Company") on Amendment No. 2 to Form 10-QSB/A for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Hayward, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

        (3)   The Report fully complies with the requirements   of section 13(a)
              or 15(d) of the Securities and Exchange Act of 1934; and

        (4)   The information  contained in the Report fairly  presents, in  all
              material  respects,   the  financial  condition   and  result   of
              operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Applied DNA Sciences, Inc. and will be retained by Applied DNA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  October 10, 2006                         By: /s/JAMES A HAYWARD
                                                    -------------------
                                                James A. Hayward
                                                Principal Financial Officer